EXHIBIT 5

                                                                October 29, 2004

Public Service Enterprise Group Incorporated
80 Park Plaza
Newark, NJ 07101

                  Re: Securities Being Registered Under
                      the Securities Act of 1933

Dear Sirs:

      As the Associate General Counsel of Public Service Enterprise Group Incorporated ("PSEG"), I have represented PSEG in connection with the filing by PSEG with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 15,000,000 shares of Common Stock without par value (the "Securities"). The Securities are to be issued under the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan (the "Plan"), which is included as Exhibit 4d to the Registration Statement.

      I have examined such documents as I have deemed necessary for the purpose of this opinion, including, without limitation, (a) the Certificate of Incorporation and the By-Laws of PSEG; (b) the Plan; and (c) minutes of meetings of the Board of Directors and the Employee Benefits Policy Committee of PSEG. It is my opinion that the Securities, to the extent that such securities are previously unissued shares of Common Stock of PSEG, will become legally issued, fully paid and non-assessable upon:

      1. the issuance of the Securities by PSEG;

      2. the due authorization and execution of the Securities in accordance with the terms set forth in the Plan.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in Item 5 of the Registration Statement. However, in giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                       Very truly yours,
                                                       /s/ James T. Foran
                                                       -------------------------
                                                       James T. Foran